Exhibit 99.1 Information Disclosed at Lam Research Corporation Q3 2003 Financial Release Conference Call on April 16, 2003
•	The Company’s backlog was approximately $233 million at the March 2003 quarter-end.

•	Deferred revenues and deferred profits at March 30, 2003 were approximately $87 million and $47 million, respectively.